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                                                                      EXHIBIT 5



                               [CENTEX LETTERHEAD]



                                  May 26, 2000


Securities and Exchange Commission
450 5th Street, N.W., Judiciary Plaza
Washington, DC 20549

Ladies and Gentlemen:

     As Executive Vice President, Chief Legal Officer, General Counsel and Secretary of Centex Corporation (the "Corporation"), I have represented the Corporation in connection with the registration with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the deferred compensation obligations (the "Obligations") to be issued by the Corporation from time to time pursuant to the Centex Corporation Deferred Compensation Plan (the "Plan").

     In connection with this opinion, I am familiar with the authorization of the Plan and the Obligations, and have made such further investigations as I have deemed necessary to express the opinions herein stated.

     Based upon the foregoing, I am of the opinion that the Obligations have been duly authorized, and upon the issuance of the Obligations under the terms of the Plan, such Obligations will be legally valid and binding obligations of the Corporation, except as may be limited by the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors; the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the effect of the laws of usury or other laws or equitable principles relating to or limiting the interest rate payable on indebtedness.

     I consent to the use of this opinion as an Exhibit to the Registration Statement on Form S-8 being filed with the Securities and Exchange Commission under the Securities Act with respect to the Obligations and to any references to me in such Registration Statement.




                                                  Very truly yours,

                                                  /s/ RAYMOND G. SMERGE

                                                  Raymond G. Smerge
                                                  Executive Vice President,
                                                  Chief Legal Officer,
                                                  General Counsel and Secretary